Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement No 333-172944 on Form S-1 of our report dated September 28, 2011 with respect to the audited consolidated financial statements of China Aluminum Foil, Inc. and subsidiaries and of the condensed Parent Only financial statements of China Aluminum Foil, Inc. for the years ended June 30, 2011 and 2010.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

October 12, 2011